UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 5, 2010

United Development Funding IV
(Exact Name of Registrant as Specified in Its Charter)

Maryland	333-152760 (1933 Act)	26-2775282
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 Municipal Way, Suite 100, Grapevine, Texas
76051
(Address of principal executive offices)
(Zip Code)

(214) 370-8960
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

    On October 5, 2010, UDF IV Acquisitions, L.P. (“Acquisitions”), a subsidiary of United Development Funding IV, a Maryland real estate investment trust (“UDF IV”) entered into a loan agreement (the “Loan Agreement”) with FH 295, LLC (the “Borrower”) to fund the Borrower’s acquisition by trustee’s deed of a 296 acre residential development project located in Denton County, Texas (the “Project”).  The Borrower acquired the Project under a pre-arranged agreement with the project’s former owner, Frisco Hills, L.P. (the “Former Owner”).  Under this agreement, on August 23, 2010, Acquisitions bought the first lien bank loan on the Project (the “Bank Loan”) for a purchase price of $10,500,000 with the consent of the Former Owner, and was paid a commitment fee of $161,410 by the Borrower to maintain a targeted yield of approximately 15% on the Bank Loan.  Acquisitions funded approximately $400,000 in closing costs at the purchase, which costs were charged to the Former Owner.  The Borrower agreed to purchase the Project from Former Owner, to engage its principal to provide Project development services and to pay the closing costs funded by Acquisitions.  Then, on October 5, 2010, the Project was then sold to the Borrower for a purchase price of $11,000,708, and the Loan was originated by Acquisitions to refinance the Bank Loan.  In effect, the Loan refinanced the Bank Loan.  In addition, Acquisitions agreed to release the principals of the Former Owner from liability under their personal guarantees of the Bank Loan.

    The Loan is secured by a first lien deed of trust on the Project, an assignment of a builder’s contract, and a pledge of the equity interests in Borrower.  The Loan is guaranteed by the principal of the Borrower and two affiliated companies.  The interest rate under the Loan is the lower of 15% or the highest rate allowed by law.  The Loan provides Borrower with a $1,930,000 interest reserve, pursuant to which Acquisitions will fund Borrower’s monthly interest payments and add the payments to the outstanding principal balance of the Loan. Acquisitions may provide additional funding of approximately $2,400,000 for Project costs, at its discretion.  The Loan matures and becomes due and payable in full on October 5, 2013.  On October 5, 2010, the outstanding balance of the Loan was $11,000,708, which amount includes the purchase price paid by Acquisitions for the Bank Loan, approximately $400,000 in closing costs paid by Acquisitions in connection with the Bank Loan acquisition, and interest carry.

Item 1.02   Termination of a Material Definitive Agreement.

    On October 5, 2010, the Bank Loan, which was reported on UDF IV’s Current Report on form 8-K filed with the SEC on August 25, 2010, was paid down by $11,000,708, as a result of the Borrower’s acquisition of the Project and the funding by Acquisitions of the Loan, as further described in Item 1.01 of this Current Report.  The information required by Item 1.02 of this Current Report is furnished under Item 1.01 - “Entry into a Material Definitive Agreement.”  The information reported under Item 1.01 of this Current Report is incorporated into this Item 1.02 by reference.

FORWARD LOOKING STATEMENTS

    This Current Report on Form 8-K contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

    Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be forward-looking statements. You can identify these forward-looking statements through our use of words such as "may," "will," "can" "anticipate," "assume," "should," "indicate," "would," "believe," "contemplate," "expect," "seek," "estimate," "continue," "plan," "point to," "project," "predict," "could," "intend," "target," "potential," and other similar words and expressions of the future. Forward-looking statements may not be realized due to a variety of factors, including, without limitation, future economic, competitive and market conditions, regulatory framework, and future business decisions, and the other factors referenced in our Prospectus and our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which contain a list of specific risk factors that could cause actual results to differ materially from those indicated by our forward-looking statements made in this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United Development Funding IV

Dated: October 12, 2010	By:	/s/ Hollis M. Greenlaw
Hollis M. Greenlaw
Chief Executive Officer